Exhibit 23.2

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference of our firm under the caption “Experts" and to the use of our report dated April 14, 2016 in the Registration Statement on Form S-3 and related Prospectus of  Micronet Enertec Technologies, Inc., dated June 23, 2016.

/s/ Ziv Haft Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel
June 23, 2016